Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166434, 333-126016, 333-152705, 333-195410 and 333-217414) and Form S-3 (No. 333-215678) of Patterson-UTI Energy, Inc. of our reports dated February 13, 2017 relating to the financial statements of Seventy Seven Energy Inc., which appear in this Current Report on Form 8-K of Patterson-UTI Energy, Inc.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

April 21, 2017